XL CAPITAL ASSURANCE INC.

                   CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                     FOR THE
                            THREE MONTH PERIODS ENDED
                             MARCH 31, 2002 AND 2001

XL CAPITAL ASSURANCE INC.
BALANCE SHEETS
MARCH 31, 2002 AND DECEMBER 31, 2001
(U.S. DOLLARS IN THOUSANDS)

                                                                        (UNAUDITED)
-------------------------------------------------------------------------------------------
                                                                    AS OF         AS OF
                                                                  MARCH 31,    DECEMBER 31,
                                                                    2002          2001
                                                                -----------    ------------
ASSETS

Investments:
Fixed maturities available for sale, at fair value
(amortized cost: 2002 - $91,499; 2001 - $76,940)                 $  92,295     $  78,586
Short-term investments, at fair value, which
approximates cost                                                   12,971        38,681
                                                                 ---------     ---------
            TOTAL INVESTMENTS                                      105,266       117,267
                                                                 ---------     ---------
Cash and cash equivalents                                           20,029        39,204
Premiums receivable                                                  1,452         1,070
Accrued investment income                                              950           897
Reinsurance balances recoverable on unpaid losses                    3,321         1,786
Deferred acquisition costs, net                                     (1,321)       (1,118)
Prepaid reinsurance premium                                         50,149        41,727
Current Federal income tax recoverable                               1,651         1,651
Deferred Federal income tax asset                                    5,026         3,495
Intangible assets - acquired licenses                               11,529        11,529
Other assets                                                           528           922
                                                                 ---------     ---------
            TOTAL ASSETS                                         $ 198,580     $ 218,430
                                                                 ---------     ---------
LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
  Deferred premium revenue                                       $  54,616     $  44,933
  Unpaid losses and loss adjustment expenses                         3,552         1,846
  Reinsurance premiums payable                                       9,277        17,648
  Payable for securities purchased                                      --        12,974
  Accounts payable and accrued expenses                              4,380         3,767
  Intercompany payable to affiliates                                 3,878        11,309
                                                                 ---------     ---------
            TOTAL LIABILITIES                                       75,703        92,477
                                                                 ---------     ---------
Shareholder's Equity:
  Common stock (par value $7,500 for March 31, 2002
   and December 31, 2001, 2,000 shares authorized, issued and
   outstanding for March 31, 2002 and  December 31, 2001)           15,000        15,000
  Additional paid-in capital                                       119,154       119,154
  Accumulated other comprehensive income (Net of deferred
  Federal income taxes of: 2002 - $298; 2001 - $592)                   498         1,054
  Accumulated deficit                                              (11,775)       (9,255)
                                                                 ---------     ---------
            TOTAL SHAREHOLDER'S EQUITY                             122,877       125,953
                                                                 ---------     ---------
            TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY           $ 198,580     $ 218,430
                                                                 ---------     ---------


                  See notes to condensed financial statements.

XL CAPITAL ASSURANCE INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2002 AND 2001
(U.S. DOLLARS IN THOUSANDS)

                                                                        (UNAUDITED)
------------------------------------------------------------------------------------------
                                                                  MARCH 31,     MARCH 31,
                                                                    2002          2001
                                                                  --------     -----------
REVENUES
  Gross premiums written                                          $ 16,515     $  1,625
  Ceded premiums written                                           (14,568)      (1,495)
                                                                  --------     --------
       Net premiums written                                          1,947          130
  Change in net deferred premium revenue                            (1,261)        (120)
                                                                  --------     --------
  Net premiums earned (Net of ceded earned premium of                  686           10
  $6,146 in  2002 and $415 in 2001)
  Net investment income                                              1,599          941
  Net realized capital gains                                           236          446
                                                                  --------     --------
             Total revenues                                          2,521        1,397
                                                                  --------     --------

EXPENSES
  Losses and loss adjustment expenses (Net of ceded losses and
  loss adjustment expenses of $1,536 in 2002 and $104 in 2001)         172            3
  Operating expenses                                                 6,106        6,382
                                                                  --------     --------
             Total expenses                                          6,278        6,385
                                                                  --------     --------
Loss before Federal income tax benefit                              (3,757)      (4,988)
                                                                  --------     --------
  Deferred Federal income tax benefit                               (1,237)      (1,544)
                                                                  --------     --------
NET LOSS                                                            (2,520)      (3,444)
                                                                  --------     --------
  Other comprehensive (loss) income                                   (556)         122
                                                                  --------     --------
                                                                  $ (3,076)    $ (3,322)
COMPREHENSIVE LOSS                                                      --           --
                                                                  --------     --------



                  See notes to condensed financial statements.

XL CAPITAL ASSURANCE INC.
STATEMENTS OF CHANGES IN SHAREHOLDER'S  EQUITY
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2002 AND THE YEAR ENDED DECEMBER 31, 2001 (U.S. DOLLARS IN THOUSANDS)

                                                                                 (UNAUDITED)
----------------------------------------------------------------------------------------------------
                                                                          MARCH 31,     DECEMBER 31,
                                                                            2002           2001
                                                                         -----------    ------------
COMMON SHARES
  Number of shares, beginning of year                                         2,000         2,500
  Shell acquisition - retirement of XL Capital Assurance Inc. shares             --        (2,500)
  Shell acquisition - issue new XL Capital Assurance Inc. shares                 --         2,000
                                                                          ---------     ---------
              Number of shares, end of period                                 2,000         2,000
                                                                          ---------     ---------

COMMON STOCK                                                              $  15,000     $  15,000
  Balance - beginning of year                                                    --            --
              Balance-end of period                                          15,000        15,000
                                                                          ---------     ---------

ADDITIONAL PAID-IN CAPITAL
  Balance - beginning of year                                               119,154        70,000
  Contribution of The London Assurance of America Inc.                           --        24,154
  Capital contribution                                                           --        25,000
                                                                          ---------     ---------
              Balance-end of period                                         119,154       119,154
                                                                          ---------     ---------

ACCUMULATED OTHER COMPREHENSIVE INCOME
  Balance - beginning of year                                                 1,054           951

  Net change in unrealized (depreciation) appreciation of investments, net of deferred Federal tax benefit of $294 in 2002 and expense
    of $80 in 2001                                                             (556)          103
                                                                          ---------     ---------
              Balance-end of period                                             498         1,054
                                                                          ---------     ---------

ACCUMULATED DEFICIT
  Balance - beginning of year                                                (9,255)       (3,067)
  Net loss                                                                   (2,520)       (6,188)
                                                                          ---------     ---------
              Balance-end of period                                         (11,775)       (9,255)
                                                                          ---------     ---------
TOTAL SHAREHOLDER'S EQUITY                                                $ 122,877     $ 125,953
                                                                          ---------     ---------



                  See notes to condensed financial statements.

XL CAPITAL ASSURANCE INC.
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2002 AND  2001
(U.S.  DOLLARS IN THOUSANDS)

                                                                                (UNAUDITED)
---------------------------------------------------------------------------------------------------
                                                                           MARCH 31,     MARCH 31,
                                                                             2002          2001
CASH PROVIDED BY OPERATING ACTIVITIES:
  Net loss                                                                 $ (2,520)    $ (3,444)
                                                                           --------     --------
Adjustments to reconcile net loss to net cash used in
   operating activities
     Net realized gains on sale of investments                                 (236)        (446)
     Amortization of  premium on bonds                                           43           31
     Amortization of fair value of acquired licenses                             --           23
     Increase in unpaid losses and loss adjustment expenses, net                172            3
     Increase in deferred premium revenue, net                                1,261          120
     Decrease in deferred acquisition costs                                     203           --
     (Decrease) increase in reinsurance premiums payable                     (8,371)         963
     Increase in premiums receivable                                           (382)        (148)
     (Increase) decrease  in accrued investment income                          (53)         128
     Increase in deferred Federal income tax asset                           (1,237)      (1,689)
     Increase in accounts payable and accrued expenses                          613          815
     Decrease in intercompany payable to affiliates                          (7,431)      (1,604)
     Other                                                                      495          (98)
                                                                           --------     --------
             Total adjustments                                              (14,923)      (1,902)
                                                                           --------     --------
  Net cash used in operating activities                                     (17,443)      (5,346)
                                                                           --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed maturities and short term investments           5,386        9,652
  Proceeds from maturity of fixed maturities and short term investments      75,449       34,273
  Purchase of fixed maturities and short term investments                   (69,593)     (30,080)
  Payable for securities purchased                                          (12,974)          --
                                                                           --------     --------
Net cash (used in) provided by investing activities                          (1,732)      13,845
                                                                           --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash of contributed company                                                    --       11,279
                                                                           --------     --------
Net cash provided by financing activities                                        --       11,279
                                                                           --------     --------
(Decrease) increase in cash and cash equivalents                            (19,175)      19,778
Cash and cash equivalents-beginning of year                                  39,204        5,004
                                                                           --------     --------
Cash and cash equivalents-end of period                                    $ 20,029     $ 24,782
                                                                           --------     --------
Taxes paid                                                                 $     --     $    143
                                                                           --------     --------



                  See notes to condensed financial statements.

XL CAPITAL ASSURANCE INC..
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001


1.   ORGANIZATION AND OWNERSHIP

     XL Capital Assurance Inc. (the Company) is a wholly owned subsidiary of XL Reinsurance Company of America Inc. ("XL RE AM"), formerly known as NAC Reinsurance Corporation, which is an indirect wholly owned subsidiary of XL America Inc. ("XLA"). XLA is an indirect wholly owned subsidiary of XL Insurance (Bermuda) Ltd. ("XL Insurance"). XL Insurance is an indirect wholly owned subsidiary of XL Capital Ltd. ("XL Capital"), a financial service holding company registered in the Cayman Islands. XLA is XL Capital's U.S. holding company.

     XL Capital Assurance Inc. is an insurance company domiciled in the State of New York. The Company is engaged in the business of providing credit enhancements primarily through the sale of financial guaranty insurance contracts on asset-backed structured finance, essential infrastructure project finance, future flows and public finance transactions. The Company issued its first insurance contract in December 2000.

2.   BASIS OF PRESENTATION

     The accompanying condensed financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at March 31, 2002 and for all periods presented, have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 2001 financial statements and notes thereto. The accompanying condensed balance sheet as of December 31, 2001 was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended March 31, 2002 and 2001 are not necessarily indicative of the operating results for the full year.

3.   CREDIT DEFAULT SWAPS

     The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activity", in June 1998. SFAS No. 133 establishes accounting and reporting standards for derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activity. It requires that an entity recognize all derivatives as either other assets or other liabilities in the balance sheet and measure those instruments at fair value. The Company adopted SFAS No. 133, as amended, as of January 1, 2001.

     Credit Default Swaps meet the definition of a derivative under FAS 133. The Company has recorded these products at management's estimate of fair value. Credit Default Swaps are considered, in substance, financial guaranty contracts as the Company has the intent to hold them to maturity. Therefore, the change in fair value is split between premiums, losses and loss adjustment expenses, and adjustments to fair value, which are reported in "net realized gains/(losses)". The level of fair value adjustments is dependent upon a number of factors including changes in interest rates, credit spreads and other market factors. The fair value adjustment for the period ended March 31, 2002 was a gain of $186,000, which was recorded as follows:

XL CAPITAL ASSURANCE INC..
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (CONTINUED)


     (Dollars in thousands-Unaudited)

     Earned premiums (net of ceded premiums of $1,873)              $  113
     Losses and loss adjustment expenses (net of ceded
       losses of $468)                                                 (28)
     Change in fair value of credit derivatives                        101
                                                                    -------
              Total fair value adjustment                           $  186
                                                                    =======

4.   NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations", which states that all business combinations are to be accounted for using one method - the purchase method. It requires that business combinations be accounted for the same way as asset acquisitions are accounted for, based on values exchanged. The adoption of SFAS No. 141 on July 1, 2001 had no impact on the Company's financial position or results of operations. The merger with The London Assurance of America, Inc. on February 22, 2001 had previously been accounted for using the purchase method of accounting.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which changes the accounting for goodwill and other intangible assets in business combinations from an amortization approach to an impairment-only approach. The adoption of SFAS No. 142 on January 1, 2002 resulted in the Company's discontinuation of amortization of its intangible asset. The Company tested its intangible asset for impairment under the new standard and determined that no adjustment to recorded balances was necessary. Amortization expense for the year ended December 31, 2001 was $244,000.

5.   SPECIAL PURPOSE VEHICLES

     The Company utilizes special purpose vehicles to a limited extent both directly and indirectly in the normal course of the Company's business. The Company provides financial guaranty insurance of structured transactions backed by pools of assets of specified types, municipal obligations supported by the issuers' ability to charge fees for specified services or projects, and corporate risk obligations including essential infrastructure projects and obligations backed by receivables from future sales of commodities and other specified services. The obligations related to these transactions are often securitized through off-balance sheet vehicles. In synthetic transactions, the Company guarantees payment obligations of counterparties, including special purpose vehicles, through credit default swaps referencing asset portfolios. The Company only provides financial guaranty insurance of these vehicles for fixed premiums at market rates but does not hold any equity positions or subordinated debt in these off-balance sheet arrangements. Accordingly, these vehicles are not consolidated.

     The FASB is in the process of adopting a new accounting pronouncement as it relates to consolidation of special purpose vehicles. The FASB expects a proposal to be available in the second quarter, 2002. A finalized pronouncement containing accounting guidance and implementation dates is expected in the third quarter, 2002.

XL CAPITAL ASSURANCE INC..
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (CONTINUED)



6.   TAX SHARING AGREEMENT

     The Company's Federal income tax return is consolidated with XLA and its subsidiaries. Under a tax sharing agreement with XLA, tax charges and refunds to the Company are based on a separate return basis. At March 31, 2002 and December 31, 2001 the Company had a current Federal income tax receivable of $1,651,000 from XLA. At March 31, 2002 and December 31, 2001 the Company had a deferred Federal income tax asset of $5,026,000 and $3,495,000, respectively. The Company believes that a valuation allowance is unnecessary in connection with the deferred tax asset.

7.   FACULTATIVE QUOTA SHARE REINSURANCE TREATY

     On October 6, 1999 the Company entered into a Facultative Quota Share Reinsurance Treaty ("Treaty") with XL Financial Assurance Ltd. ("XLFA"), a Bermuda financial guaranty insurer, which is 86.8% owned by XL Insurance Ltd. The remaining 13.2% is owned by Financial Security Assurance Holdings Ltd., an unrelated company. The Treaty was amended and restated on June 22, 2001. Under the terms of this agreement, XLFA agrees to reinsure up to 90% of the Company's acceptable risks. The Company is allowed a 30% ceding commission on premiums written ceded under the terms of this agreement.